SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                       Date of Report:  February 26, 1997



                         Seafield Capital Corporation
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            (Exact name of registrant as specified in its charter)

       Missouri                   0-16946                   43-1039532
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     (State of other     (Commission File Number)        (IRS Employer
     jurisdiction of                                    Identification
     incorporation)                                         Number)


     2600 Grand Ave.  Suite 500
     P. O. Box 410949
     Kansas City,  MO                                        64141
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     (Address of principal executive offices)              (Zip code)


                               (816)  842-7000
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            (Registrant's telephone number, including area code)





Item 5.  Other Events

On February 26, 1997, the Registrant issued the following news release:

"Seafield Capital Corporation (Seafield) announced today that it has converted a $23.5 million Response Oncology, Inc. (Response) note and accrued interest thereon into Response common stock. The note was converted at $8 per share, resulting in 3,020,536 additional shares of Response owned by Seafield. Seafield now owns 8,077,392 shares of Response, or approximately 67% of Response shares outstanding. The conversion will increase Response's shareholders equity to approximately $62 million, and combined with Response's NationsBank credit facility, should place Response in a solid financial position to pursue the growth of its oncology services.

With the conversion of the note having been completed, Seafield is exploring a possible distribution to its shareholders of all of its Response shares in the second quarter of 1997. However, Seafield expects that any distribution would be made only pursuant to a Registration Statement filed with and declared effective by the Securities and Exchange Commission."



                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.


                                           Seafield Capital Corporation



     Date:  February 27, 1997              By: /s/ Steven K. Fitzwater
                                               ---------------------------
                                               Steven K. Fitzwater
                                               Vice President, Chief Accounting
                                               Officer and Secretary